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                                                                     EXHIBIT 4.4
                                                                  EXECUTION COPY

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                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                    Depositor

                             BOMBARDIER CAPITAL INC.
                                    Servicer

                                       and

                              BANKERS TRUST COMPANY
                                     Trustee

                      Bombardier Receivables Master Trust I

                               AMENDMENT NUMBER 3

                          Dated as of October 19, 1999

                                       to

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 1994


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     Amendment Number 3 dated as of October 19, 1999 (this "Amendment") to the
Pooling and Servicing Agreement dated as of January 1, 1994, as amended by Amendment Number 1 dated as of January 1, 1997 and by Amendment Number 2 dated as of October 19, 1999 (as amended by Amendment Number 1 and Amendment Number 2, the "Agreement"), each among Bombardier Credit Receivables Corporation, a Delaware corporation, as Depositor, Bombardier Capital Inc. ("BCI"), a Massachusetts corporation, as Servicer, and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee").

     WHEREAS, as set forth in the definition "Eligible Receivables" such definition may be amended without complying with the terms of Section 13.01 of the Agreement if (i) BCI delivers to the Trustee a certificate of an authorized officer (the "Officer's Certificate") stating that, in the reasonable belief of BCI, such amendment will not, at the date of such amendment adversely affect, in a material way, the interest of the Certificateholders and (ii) the Rating Agency condition is satisfied.

     WHEREAS, (i) the Officer's Certificate has been delivered and evidence thereof is attached to this Amendment and (ii) the Rating Agency condition has been satisfied and evidence thereof is attached to this Amendment.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Cross Reference to Definitions in Agreement. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meaning assigned to such terms in the Agreement.

     SECTION 1.02. Terms Confined to this Amendment. Whenever used in this Amendment, the following words shall have the following meanings:

     "Amendment" shall mean this Amendment Number 3 dated as of October 19, 1999 to the Agreement, as such Amendment Number 3 may be modified, amended and supplemented hereafter.

                                   ARTICLE II

                            Amendments to Definitions

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     SECTION 2.01. As of October 19, 1999 the definition of "Eligible
Receivable" shall be amended to delete the following:

     that "Eligible Receivables" shall not include any Domestic Inventory Receivables that have not been paid in full within 491 days following the origination thereof, subject, however, to the limitation that, for the period from January 23, 1997 through May 31, 1998, with respect to Domestic Inventory Receivables included in the Pool Balance on January 23, 1997, no more than 10% of the aggregate principal balance of such Domestic Inventory Receivables will be excluded from Eligible Receivables pursuant to this proviso, and subject further to the limitation that, with respect to each Origination Period commencing on or after June 1, 1998, no more than 10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to each Origination Period will be excluded from Eligible Receivables pursuant to this proviso;

     provided further,

                                   ARTICLE III

                                  Miscellaneous

     SECTION 3.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 3.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

     SECTION 3.03. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

     SECTION 3.04. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

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     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year specified on the signature page hereof.

                                          BOMBARDIER CREDIT RECEIVABLES
                                          CORPORATION, Depositor

                                          By:  /s/ James Dolan
                                             ----------------------------------
                                             Name: James Dolan
                                             Title: Treasurer

                                          By:  /s/ Jean O'Neill
                                             ----------------------------------
                                             Name: Jean O'Neill
                                             Title: Secretary

                                          BOMBARDIER CAPITAL INC., Servicer

                                          By:  /s/ James Dolan
                                             ----------------------------------
                                             Name: James Dolan
                                             Title: Treasurer

                                          By:  /s/ Jean O'Neill
                                             ----------------------------------
                                             Name: Jean O'Neill
                                             Title: Secretary

                                          BANKERS TRUST COMPANY, Trustee

                                          By:  /s/ Franco B. Talavera
                                             ----------------------------------
                                             Name: Franco B. Talavera
                                             Title: Assistant Vice President

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                                          Consented to by:

                                          MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK, as Administrative Agent under
                                          that Series 1996-1 Supplement dated as
                                          of May 14, 1996, among the Depositor,
                                          BCI and the Trustee as amended and
                                          restated on April 16, 1997 and as
                                          thereafter amended and as
                                          attorney-in-fact for the Delaware
                                          Funding Corporation as APA Purchaser
                                          under that Asset Purchase Agreement
                                          dated May 14, 1996 as amended

                                          By:  /s/ Janine D. Marsini
                                             ----------------------------------
                                             Name: Janine D. Marsini
                                             Title: Vice President

                                          Consented to by:

                                          ABN AMRO BANK N.V., as Administrative
                                          Agent

                                          By:  /s/ Therese M. Grenley
                                             ----------------------------------
                                             Name: Therese M. Grenley
                                             Title: Vice President

                                          Consented to by:

                                          BOMBARDIER CREDIT RECEIVABLES
                                          CORPORATION, as holder of the Variable
                                          Funding Certificate

                                          By:  /s/ James Dolan
                                             ----------------------------------
                                             Name: James Dolan
                                             Title: Treasurer

                                          By:  /s/ Jean O'Neill
                                             ----------------------------------
                                             Name: Jean O'Neill
                                             Title: Secretary

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